Exhibit 10.8

Execution Version

SECOND AMENDED AND RESTATED SERVICES AGREEMENT

This SECOND AMENDED AND RESTATED SERVICES AGREEMENT (this “Agreement”) dated as of December 31, 2019, and effective as of March 13, 2019, is entered into by and among Antero Midstream Partners LP, a Delaware limited partnership (the “Partnership”),  Antero Midstream Corporation, a Delaware corporation (the “Company”), Antero Partners GP LLC, a Delaware limited liability company that is disregarded as separate from the Company for U.S. federal income tax purposes (the “General Partner”), and Antero Resources Corporation, a Delaware corporation (“Antero”).  The Partnership, the Company, the General Partner and Antero may be referred to herein individually as “Party” or collectively as “Parties.”

RECITALS

WHEREAS,  each of the Partnership, Antero and Antero Resources Midstream Management LLC, a Delaware limited liability company and predecessor in interest to the General Partner, entered into an Amended and Restated Services Agreement dated September 23,  2015 (the “First Amended and Restated Services Agreement”), and the Parties intend to amend and restate such First Amended and Restated Services Agreement in its entirety as set forth herein and add the Company as a Party hereto;

WHEREAS,  Antero, Antero Midstream GP LP, a Delaware limited partnership and predecessor in interest to the Company, AMGP GP LLC, a Delaware limited liability company, and Antero IDR Holdings LLC, a Delaware limited liability company, are parties to that certain Services Agreement dated May 9, 2017, and the Parties intend that such agreement be superseded by this Agreement;

WHEREAS, the Company, the Partnership and the other members of the Company Group desire that Antero provide the Services (as defined below); and

WHEREAS, the Parties desire to set forth their respective rights and responsibilities with respect to the provision of the Services.

NOW THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the Parties agree that the First Amended and Restated Services Agreement shall hereby be amended and restated in its entirety as follows:

ARTICLE 1

PERFORMANCE OF SERVICES

1.1       Agreement to Provide Services.  Antero shall provide, or cause to be provided, the corporate, general and administrative services set forth on Exhibit A and such additional services as the Parties may agree in writing from time to time (collectively, the “Services”) to the Company, the Partnership and the subsidiaries of the Partnership, and any other subsidiaries of the Company (collectively, the “Company Group”).  The nature and quality of the Services provided under this Agreement shall be provided in compliance with all applicable law and shall be consistent with the nature and quality of the services of such type that Antero performs in the management of its own business and affairs.  If, subsequent to the date hereof, additional services not listed on Exhibit A are needed, Antero shall use commercially reasonable efforts to provide Services Personnel (as defined below) to provide such services on mutually agreeable pricing and other terms to be determined on a basis similar to the pricing and other terms set forth in this Agreement, whereupon such additional services shall be considered part of the Services.

ARTICLE 2

SERVICES PERSONNEL

2.1       Relationship of the Parties.  The Parties acknowledge that the Services shall be performed by such employees of Antero or another member of the Antero Group (as defined in Section 3.1) as the Parties shall agree to from time to time (such employees who perform the Services, the “Services Personnel”). The Services Personnel shall be under the direction and control of the Company and any other member of the Company Group to which such Services Personnel provide the Services. To the extent Services are performed for the Partnership or any of its subsidiaries, the Parties acknowledge that the Services Personnel shall report into the management structure of the Partnership, and, accordingly shall be under the direct management, supervision, direction and control of the Company as a result of the Company’s control of the General Partner, which controls the Partnership.  To the extent that supervisors or managers of the Services Personnel issue instructions to Services Personnel regarding the Services, such supervisors and managers shall be treated for purposes of this Agreement as acting on behalf of the member of the Company Group for which such Services Personnel are providing Services. The employment of the Services Personnel by Antero and the Company shall constitute “concurrent employment” (as defined in Treasury Regulations § 31.3121(s)-1(b)(3)).  Subject to the foregoing, nothing hereunder shall be construed as creating any other relationship among the Parties, including but not limited to a partnership, agency or fiduciary relationship, joint venture, limited liability company, association, or any other enterprise.

2.2       Termination of Services Personnel.  The Company and the other members of the Company Group shall have no authority to terminate a member of the Services Personnel’s employment with Antero; provided, however, that the Company and the other members of the Company Group for which the Services Personnel provide Services will have the right to (a)  terminate a member of the Services Personnel’s employment with such entity and (b) terminate the assignment to it of any member of the Services Personnel for any reason at any time, upon prior written notice to Antero. Antero shall, at all times, have sole authority to terminate a member of the Services Personnel’s employment with Antero. Antero retains the right to terminate the assignment of any member of the Services Personnel for any reason at any time or to hire or discharge any member of the Services Personnel with respect to their employment with Antero.  Upon the termination of the assignment of any member of the Services Personnel for any reason, such member of the Services Personnel will cease performing services for the Company Group and shall cease to be jointly employed by Antero, the Company and any other member of the Company Group.

2.3       Title to Items Obtained on Behalf of the Company Group.  To the extent that any materials, equipment, supplies, consumables, spare parts and other items are purchased or obtained by Antero or its Affiliates for or on behalf of any member of the Company Group, title to such items shall pass immediately to and vest in such member of the Company Group upon passage of title from the vendor or supplier thereof free and clear of all liens or encumbrances arising by, through and under Antero and its Affiliates but not otherwise (other than liens and security interests securing any unpaid portion of the purchase price for the same). All materials, data and documents, to the extent prepared or developed by any Services Personnel during the term of this Agreement for any member of the Company Group or their respective Affiliates in connection with the Services Personnel’s performance of the Services, including all manuals, data, designs, drawings, plans, specifications and reports, shall belong to such member of the Company Group or such respective Affiliate. All such materials, documents and data, in whatever form, including electronic copies and databases, shall be provided promptly to such member of the Company Group following any termination of this Agreement, or at such other times as such member of the Company Group may reasonably direct; provided, however, that Antero shall be entitled to retain (a) copies of such materials, documents and data for document retention and compliance purposes if required by law, rules, regulations or orders of the court and (b) all electronic copies (if any) of any such materials, documents and data residing in its (and its Affiliates’) automatic backup systems.

2.4       Workers’ Compensation.  With respect to the Company Group’s operations in Ohio, Antero shall obtain workers’ compensation coverage as defined by Ohio Revised Code Chapter 4123 on behalf of Antero and the members of the Company Group for which the Services Personnel are providing the Services, and each such member of the Company Group shall be considered an employer solely for the purposes of Ohio Revised Code Chapter 4123.  With respect to the Company Group’s operations in West Virginia, Antero shall obtain workers’ compensation coverage as defined by West Virginia Code Chapter 23 on behalf of Antero and the members of the Company Group for which the Services Personnel are providing the Services, and each such members of the Company Group shall be considered a special employer solely for the purposes of West Virginia Code Chapter 23.  With respect to the Company Group’s operations in Pennsylvania, Antero shall obtain workers’ compensation coverage as defined by Pennsylvania Statutes Title 77 on behalf of Antero and the members of the Company Group for which the Services Personnel are providing the Services, and the Company and each such members of the Company Group shall be considered a statutory employer solely for the purposes of Pennsylvania Statutes Title 77 § 481.  With respect to the Company Group’s operations in Colorado, Antero shall obtain workers’ compensation coverage as defined by Colorado Revised Statutes Title 8 on behalf of Antero and the members of the Company Group for which the Services Personnel are providing the Services, and the Company and each such members of the Company Group shall be considered a statutory employer solely for the purposes of Colorado Revised Statutes Title 8, Articles 40 to 47.  For the avoidance of doubt, nothing in this Agreement has any effect on the right of a Services Personnel to prosecute a workers’ compensation claim against Antero or any member of the Company Group for which such Services Personnel is providing the Services.

2.5       Benefits Plans. Neither the Company, the Partnership nor any other member of the Company Group for which the Services Personnel are providing Services shall be a participating employer in any benefit plan of Antero or any of its Affiliates. Antero shall remain solely responsible for all obligations and liabilities arising with respect to any benefit plans related to any Services Personnel, and the Company Group shall not assume any benefit plan or have any obligations or liabilities arising thereunder, in each case except for costs properly chargeable to the Company Group under this Agreement.

2.6       Notice. At the request of the Company, the Partnership or another member of the Company Group, Antero shall notify each member of the Services Personnel of such employee’s assignment to provide Services to the applicable members of the Company Group. The notice of such assignment provided to each member of the Services Personnel may state that (a) such member of the Services Personnel will be a joint employee of Antero, the Company and any other member of the Company Group for which such member of the Services Personnel is providing Services, and (b) for any workplace injury, the member of the Services Personnel’s sole remedy against either Antero, the Company, any other member of the Company Group, and each of their respective Affiliates will be under the workers’ compensation insurance policy or qualified self-insured program of Antero. For the avoidance of doubt, the Parties acknowledge that the Services Personnel will, during the period of their assignment to provide Services, be called upon to perform services for both the members of the Company Group and Antero (and their respective applicable Affiliates) of the same or closely-related nature.

ARTICLE 3

REIMBURSEMENT AND BILLING PROCEDURES

3.1       Reimbursement.  Subject to and in accordance with the terms and provisions of this Article 3 (but without duplication of any amounts due pursuant to the Secondment Agreement dated as of even date herewith among the Company, the Partnership, the General Partner and the other parties thereto) and taking into account reasonable allocation and other procedures as may be agreed upon from time to time by the Parties,  the Company shall reimburse Antero for all direct and indirect costs and expenses incurred by Antero and its Affiliates (collectively, the “Antero Group”) in connection with the provision of the Services to the Company and any other member of the Company Group (other than the Partnership and any subsidiary of the Partnership, and the Partnership shall reimburse Antero for all direct and indirect costs and expenses incurred by the Antero Group in connection with the provision of the Services to the Partnership and the subsidiaries of the Partnership. Such reimbursement shall include reimbursement for the following:

(a)        costs, expenses and expenditures incurred in the performance of the Services; provided, however, Antero shall not be reimbursed for such costs, expenses and expenditures for which Antero is required to provide indemnification to the Company or the Partnership or any other Company Indemnitee pursuant to Section 5.3;

(b)        salaries, wages and other compensation and employment benefits and expenses of the Services Personnel (including any payroll taxes), plus general and administrative expenses to the extent associated with the Services Personnel (including the cost of workers’ compensation insurance coverage with respect to such periods that the Services Personnel are providing the Services);

(c)        any payments or expenses incurred for insurance coverage, including allocable portions of premiums, and negotiated instruments (including surety bonds and performance bonds) provided by underwriters with respect to the assets or the business of the Company Group;

(d)        any taxes or other direct operating expenses paid by the Antero Group for the benefit of the Company Group (including any state income, franchise, property, sales or similar tax paid by the Antero Group resulting from the inclusion of any member of the Company Group in a combined or consolidated state income, franchise, property, sales or similar tax report with Antero as required by applicable law);  provided, however, that the amount of any such reimbursement shall be limited to the tax that such member of the Company Group would have paid had it not been included in a combined or consolidated group with Antero; and

(e)        all expenses and expenditures incurred by the Company as a result of being a publicly traded entity or by the Partnership as a result of being a publicly traded entity prior to the closing of the Simplification Transactions, including,  but not limited, to costs associated with annual and quarterly reports, independent auditor fees, governance and compliance, registrar and transfer agent fees, tax return preparation and related services, legal fees and independent director compensation;

it being agreed, however, that to the extent any reimbursable costs or expenses incurred by the Antero Group consist of an allocated portion of costs and expenses incurred by the Antero Group for the benefit of both the Company Group and the other members of the Antero Group, such allocation shall be made on a reasonable cost reimbursement basis as determined by Antero in good faith.

For purposes of this Agreement, “Affiliate” means (A) with respect to Antero, any other Person that directly or indirectly through one or more intermediaries is controlled by Antero, excluding the Company, the General Partner and any other Person that directly or indirectly through one or more intermediaries is controlled by the General Partner (including the Partnership and its subsidiaries); and (B) with respect to the Company, the Partnership, the General Partner and any other Person that directly or indirectly through one or more intermediaries is controlled by the General Partner.  As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise, and the term “Person” means any natural person, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, joint stock company or governmental authority.  For purposes of this Agreement, “Simplification Transactions” means the transactions consummated pursuant to that certain Simplification Agreement by and among Antero Midstream GP LP, the Partnership and the other parties thereto dated October 9, 2018.

3.2       Billing Procedures.  The Company shall pay or cause to be paid to Antero or any other member of the Antero Group providing the Services, as applicable (each a  “Service Provider”), for billed costs and expenses no later than the later of (a) the last day of the month following the performance month or (b) thirty (30) business days following the date of the Service Provider’s billing of such costs and expenses.  Payments made under this Agreement shall be made in cash, by wire transfer or by offset to other amounts due and owing from one Party to another;  provided, however, that any offset shall be documented and such documentation shall be provided to the relevant Party upon request. The Company and the Partnership shall have the right to review all source documentation concerning the liabilities, costs and expenses allocated to the Company, the Partnership and any other members of the Company Group upon reasonable notice and during regular business hours.

ARTICLE 4

TERM AND TERMINATION

4.1       Term.  Unless terminated earlier, this Agreement shall continue in effect until the twentieth (20th) anniversary of the execution of the Initial Services Agreement and from year to year thereafter (with the initial term of this Agreement deemed extended for each of any such additional year) until such time as this Agreement is terminated.  Any termination of this Agreement during any such year to year extension of the initial term shall be effected by written notice of such termination in accordance with Section 4.2 on or before the one hundred eightieth (180th) day prior to the next anniversary of the execution of the Initial Services Agreement with such termination effective upon the occurrence of such next anniversary.

For purposes of this Agreement, “Initial Services Agreement” means the Services Agreement dated November 10, 2014, by and among Antero, Antero Partners and Antero Resources Midstream Management LLC.

4.2       Termination.

(a)        Methods of Termination.  Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated at any time (i) in its entirety by mutual written agreement of all of the Parties to the Agreement, (ii) with respect to the Services received by the Company, by the Company, in its sole discretion, effective upon delivery of written notice of such termination to Antero and (iii) with respect to the Services received by the Partnership, by the Partnership, in its sole discretion, effective upon delivery of written notice of such termination to Antero.

(b)        Effect of Termination.  Upon termination of this Agreement, all rights and obligations of the Parties under this Agreement shall terminate, provided,  however, that such termination shall not affect or excuse the performance of any Party under the provisions of Article 5 which provisions shall survive the termination of this Agreement indefinitely, or the obligations under Article 3 with respect to amounts relating to periods prior to the termination of this Agreement, which provisions shall survive until such amounts are paid in full.

ARTICLE 5

INDEMNITY

5.1       Indemnification Scope.  IT IS IN THE BEST INTERESTS OF THE PARTIES THAT CERTAIN RISKS RELATING TO THE MATTERS GOVERNED BY THIS AGREEMENT SHOULD BE IDENTIFIED AND ALLOCATED AS BETWEEN THEM. IT IS THEREFORE THE INTENT AND PURPOSE OF THIS AGREEMENT TO PROVIDE FOR THE INDEMNITIES SET FORTH HEREIN TO THE MAXIMUM EXTENT ALLOWED BY LAW. ALL PROVISIONS OF THIS ARTICLE SHALL BE DEEMED CONSPICUOUS WHETHER OR NOT CAPITALIZED OR OTHERWISE EMPHASIZED.

5.2       Indemnified Persons.  Wherever “the Company” or “Antero” appears as an indemnitee in this Article, the term shall include that entity and its Affiliates, and the respective agents, officers, directors, employees, representatives and contractors and subcontractors of any tier of the foregoing entities involved in actions or duties to act on behalf of the indemnified Party.

These groups will be the “Company Indemnitees” or the “Antero Indemnitees”, as applicable, provided,  however, that for the avoidance of doubt, the Company Indemnitees shall not include Antero and its Affiliates, and the Antero Indemnitees shall not include the Company, the Partnership, any subsidiary of the Partnership or the General Partner. “Third parties” shall not include any Partnership Indemnitees or Antero Indemnitees.

5.3       Indemnifications.

(a)        EXCEPT AS OTHERWISE PROVIDED IN THE SECONDMENT AGREEMENT, THE COMPANY AND THE PARTNERSHIP SHALL RELEASE, DEFEND, INDEMNIFY, AND HOLD HARMLESS THE ANTERO INDEMNITEES FROM AND AGAINST ANY AND ALL CLAIMS, CAUSES OF ACTION, DEMANDS, LIABILITIES, LOSSES, DAMAGES, FINES, PENALTIES, JUDGMENTS, EXPENSES AND COSTS, INCLUDING REASONABLE ATTORNEYS’ FEES AND COSTS OF INVESTIGATION AND DEFENSE (EACH, A “LIABILITY”) (INCLUDING, WITHOUT LIMITATION, ANY LIABILITY FOR (1) DAMAGE, LOSS OR DESTRUCTION OF THE ASSETS OR THE BUSINESS OF THE COMPANY GROUP, (2) BODILY INJURY, ILLNESS OR DEATH OF ANY PERSON, AND (3) LOSS OF OR DAMAGE TO EQUIPMENT OR PROPERTY OF ANY PERSON) ARISING FROM OR RELATING TO THE COMPANY’S, THE PARTNERSHIP’S, THE GENERAL PARTNER’S OR ANTERO’S PERFORMANCE OF THIS AGREEMENT, EXCEPT TO THE EXTENT SUCH LIABILITY IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE ANTERO INDEMNITEES.

(b)        EXCEPT AS OTHERWISE PROVIDED IN THE SECONDMENT AGREEMENT, ANTERO SHALL RELEASE, DEFEND, INDEMNIFY, AND HOLD HARMLESS THE COMPANY INDEMNITEES FROM AND AGAINST ANY AND ALL LIABILITIES (INCLUDING, WITHOUT LIMITATION, ANY LIABILITY FOR (1) DAMAGE, LOSS OR DESTRUCTION OF THE ASSETS OR THE BUSINESS OF THE COMPANY GROUP, (2) BODILY INJURY, ILLNESS OR DEATH OF ANY PERSON AND (3) LOSS OF OR DAMAGE TO EQUIPMENT OR PROPERTY OF ANY PERSON) ARISING FROM OR RELATING TO ANTERO’S PERFORMANCE UNDER THIS AGREEMENT TO THE EXTENT SUCH LIABILITY IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE COMPANY INDEMNITEES.

5.4       Damages Limitations.  Any and all damages recovered by any Party pursuant to this Article 5 or pursuant to any other provision of or actions or omissions under this Agreement shall be limited to actual damages. CONSEQUENTIAL DAMAGES AND EXEMPLARY AND PUNITIVE DAMAGES SHALL NOT BE RECOVERABLE UNDER ANY CIRCUMSTANCES EXCEPT TO THE EXTENT THOSE DAMAGES ARE INCLUDED IN THIRD PARTY CLAIMS FOR WHICH A PARTY HAS AGREED HEREIN TO INDEMNIFY THE OTHER PARTY. EACH PARTY ACKNOWLEDGES IT IS AWARE THAT IT HAS POTENTIALLY VARIABLE LEGAL RIGHTS UNDER COMMON LAW AND BY STATUTE TO RECOVER CONSEQUENTIAL, EXEMPLARY, AND PUNITIVE DAMAGES UNDER CERTAIN CIRCUMSTANCES, AND, EXCEPT AS PROVIDED IN THE PRECEDING SENTENCE WITH RESPECT TO THIRD PARTY CLAIMS, EACH PARTY NEVERTHELESS WAIVES, RELEASES, RELINQUISHES, AND SURRENDERS RIGHTS TO CONSEQUENTIAL PUNITIVE AND EXEMPLARY DAMAGES TO THE FULLEST EXTENT PERMITTED BY

LAW WITH FULL KNOWLEDGE AND AWARENESS OF THE CONSEQUENCES OF THE WAIVER REGARDLESS OF THE NEGLIGENCE OR FAULT OF EITHER PARTY.

5.5       Defense of Claims.  The indemnifying Party shall defend, at its sole expense, any claim, demand, loss, liability, damage or other cause of action within the scope of the indemnifying Party’s indemnification obligations under this Agreement, provided that the indemnified Party notifies the indemnifying Party promptly in writing of any claim, loss, liability, damage or cause of action against the indemnified Party and gives the indemnifying Party information and assistance at the reasonable expense of the indemnifying Party in defense of the matter. The indemnified Party may be represented by its own counsel (at the indemnified Party’s sole expense) and may participate in any proceeding relating to a claim, loss, liability, damage or cause of action in which the indemnified Party or the indemnifying Party are defendants, provided,  however, the indemnifying Party shall, at all times, control the defense and any appeal or settlement of any matter for which it has indemnification obligations under this Agreement so long as any such settlement includes an unconditional release of the indemnified Party from all liability arising out of such claim, demand, loss, liability, damage or other cause of action and does not require any remediation or other action other than the payment of money, which the indemnifying party will be responsible for hereunder, and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the indemnified Party.  Should the Parties both be named as defendants in any third-party claim or cause of action arising out of or relating to the Services, the Parties will cooperate with each other in the joint defense of their common interests to the extent permitted by law, and will enter into an agreement for joint defense of the action if the Parties mutually agree that the execution of the same would be beneficial.

ARTICLE 6

NOTICES

A  Party may give notices to any other Party by first class mail postage prepaid, by overnight delivery service, or by facsimile with receipt confirmed at the following addresses or other addresses furnished by a Party by written notice.

If to the Company or to the General Partner:

Antero Midstream Corporation
1615 Wynkoop Street
Denver, Colorado 80202
Attn: Chief Financial Officer
Fax: (303) 357-7315

If to the Partnership or the subsidiaries of the Partnership to:

Antero Midstream Partners LP
1615 Wynkoop Street
Denver, Colorado 80202
Attn: Chief Financial Officer
Fax: (303) 357-7315

If to Antero to:

Antero Resources Corporation
1615 Wynkoop Street
Denver, Colorado 80202
Attn: Chief Financial Officer
Fax: (303) 357-7315

ARTICLE 7

GENERAL

7.1       Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein. No Party may assign or otherwise transfer either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties, which approval shall not be unreasonably withheld, conditioned or delayed.

7.2       Governing Law.  This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Colorado, excluding any choice of law rules which may direct the application of the laws of another jurisdiction.

7.3       Consent to Jurisdiction, Etc.; Waiver of Jury Trial.  Each of the Parties hereby irrevocably consents and agrees that any dispute arising out of or relating to this Agreement or any related document shall exclusively be brought in the courts of the State of Colorado, in Denver County or the federal courts located in the District of Colorado.  The Parties agree that, after such a dispute is before a court as specified in this Section 7.3 and during the pendency of such dispute before such court, all actions with respect to such dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court.  The Parties also agree that after such a dispute is before a court as specified in this Section 7.3, and during the pendency of such dispute before such court, each of the Parties hereby waives, and agrees not to assert, as a defense in any legal dispute, that it is not subject thereto or that such dispute may not be brought or is not maintainable in such court or that its property is exempt or immune from execution, that the dispute is brought in an inconvenient forum or that the venue of the dispute is improper.  Each Party agrees that a final judgment in any dispute described in this Section 7.3 after the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by laws.  THE PARTIES HEREBY WAIVE IRREVOCABLY ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY DOCUMENT CONTEMPLATED HEREIN OR OTHERWISE RELATED HERETO.

7.4       Non-waiver of Future Default.  No waiver of any Party of any one or more defaults by another in performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any other existing or future default or defaults, whether of a like or different character.

7.5       Audit and Maintenance of Records; Reporting.  The Company and the Partnership shall have the right to review and contest the expenses charged pursuant to the terms of this Agreement in accordance with this Section 7.5.  The Company and the Partnership, as applicable, shall have the right, upon reasonable notice and at reasonable times, to inspect and audit all the records, books, reports, data and processes related to the Services performed by Antero to ensure Antero’s compliance with the terms of this Agreement.  If any such examination establishes an inaccuracy, necessary adjustments will be made promptly. If any information provided to or reviewed by the Company,  the Partnership or their respective representatives pursuant to this Section 7.5 is confidential, the Parties and the respective representatives shall execute a mutually acceptable confidentiality agreement prior to such inspection or audit.

7.6       Entire Agreement; Amendments and Schedules.  This Agreement shall be amended or waived only by an instrument in writing executed by the Parties. This Agreement, the Secondment Agreement, the Water Contribution Agreement (as defined in the Secondment Agreement), the Prior Contribution Agreement (as defined in the Secondment Agreement), the Commercial Agreements (as defined in the Secondment Agreement), any exhibits or schedules to the foregoing and any other transaction documents executed in connection herewith or therewith shall constitute the entire agreement of the Parties relating to the matters contained herein and therein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein and therein. In the event of a conflict between the terms of this Agreement and the terms of the Secondment Agreement with respect to the coverage of any individual and/or services provided, the Secondment Agreement shall control.

7.7       Force Majeure.

(a)        If any Party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this Agreement, other than to make payments due, the obligations of that Party, so far as they are affected by force majeure, will be suspended during the continuance of any inability so caused, but for no longer period. The Party whose performance is affected by force majeure will provide notice to each other Party, which notice may initially be oral, followed by a written notification, and will use commercially reasonable efforts to resolve the event of force majeure to the extent reasonably possible.

(b)        “Force majeure”  as used in this Agreement shall mean any cause or causes not reasonably within the control of the Party claiming suspension and which, by the exercise of reasonable diligence, such Party is unable to prevent or overcome, including acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, acts of terror, sabotage, wars, blockades, military action, insurrections, riots, epidemics, landslides, subsidence, lightning, earthquakes, fires, storms or storm warnings, crevasses, floods, washouts, civil disturbances, explosions, breakage or accidents to wells, machinery, equipment or lines of pipe; freezing of wells, equipment on lines of pipe; the necessity for testing or making repairs or alterations to wells, machinery, equipment or lines of pipe, freezing of wells, equipment or lines of pipe; inability of any Party hereto to obtain, after the exercise of reasonable diligence, necessary materials, supplies or governmental approvals, and action or restraint by any governmental authority (so long as the Party claiming suspension has not applied for or assisted in the application for, and has opposed where and to the extent reasonable, such action or restraint, and as long as such action or restraint is not the result of a failure by the claiming Party to comply with any applicable law).  The settlement of strikes or lockouts will be entirely within the discretion of the Party having the difficulty, and settlement of strikes, lockouts, or other labor disturbances when that course is considered inadvisable is not required.

7.8       Counterpart Execution.  This Agreement may be executed in one or more counterparts, including electronic, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.9       Third Parties.  The provisions of this Agreement are enforceable solely by the Parties to this Agreement, and no third party (including, without limitation, any Limited Partner of the Partnership or the Services Personnel) shall have the right, separate and apart from the Parties to this Agreement, to enforce any provision of this Agreement or to compel any Party to this Agreement to comply with the terms of this Agreement.

7.10     Severability.  If any provision of this Agreement shall be finally determined to be unenforceable, illegal or unlawful, such provision shall, so long as the economic and legal substance of the transactions contemplated hereby is not affected in any materially adverse manner as to any Party, be deemed severed from this Agreement and the remainder of this Agreement shall remain in full force and effect.

7.11     Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

The Parties have caused this Agreement to be signed by their duly authorized representatives effective as of the date first written above.

ANTERO RESOURCES CORPORATION

By:	/s/ Alvyn A. Schopp
Name:	Alvyn A. Schopp
Title:	Chief Administrative Officer, Regional
Senior Vice President and Treasurer

ANTERO MIDSTREAM CORPORATION

By:	/s/ Alvyn A. Schopp
Name:	Alvyn A. Schopp
Title:	Chief Administrative Officer, Regional
Senior Vice President and Treasurer

ANTERO MIDSTREAM PARTNERS LP

By:	Antero Midstream Partners GP LLC, its general partner

By:	/s/ Alvyn A. Schopp
Name:	Alvyn A. Schopp
Title:	Chief Administrative Officer, Regional
Senior Vice President and Treasurer

ANTERO MIDSTREAM PARTNERS GP LLC

By:	/s/ Alvyn A. Schopp
Name:	Alvyn A. Schopp
Title:	Chief Administrative Officer, Regional
Senior Vice President and Treasurer

Signature Page – Second Amended and Restated Services Agreement

Exhibit A

Services

1)      Financial and administrative services (including, but not limited to, treasury, accounting, internal and external financial reporting, billing, corporate record keeping, cash management and banking, planning, budgeting, internal audit, risk management, financial planning and analysis, and other administrative functions)

2)      Real property/land, engineering and geology/geophysics services

3)      Environmental, health and safety services (including, but not limited to, permit filing and support for permit filing)

4)      Information technology, telephone, office support and other technology services

5)      Legal services

6)      Human resources services

7)      Payroll (including serving as common paymaster, within the meaning of Section 3121(s) of the Internal Revenue Code of 1986, for the Company)

8)      Business development services

9)      Investor relations, regulatory compliance and governmental relations

10)    Tax services (including in its capacity as common paymaster, within the meaning of Section 3121(s) of the Internal Revenue Code of 1986, for the Company, (a) paying and delivering to the appropriate U.S. federal, state and local taxing authorities all payroll and income taxes withheld from, or payable with respect to, the compensation of the Services Personnel and (b) filing all information returns required under applicable law)

11)    Insurance administration and claims reporting

12)    Such other corporate, general and administrative services as may be agreed upon by the Parties from time to time

Exhibit A – Second Amended and Restated Services Agreement